CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




FIRST INVESTORS LIFE SERIES FUND
95 WALL STREET
NEW YORK, NY  10005


We hereby consent to the use in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A (File No. 2-98409) of our report dated February 1, 2002 relating to the December 31, 2001 financial statements of First Investors Life Series Fund, which are included in said Registration Statement.



                                            /s/ Tait, Weller & Baker

                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 8, 2002